Name of Subsidiary	Jurisdiction of Incorporation or Organization	EXHIBIT 21 % of Voting Equity Owned by Parent

Avenue100 Media Solutions Inc.	Delaware	100%
Bowater Mersey Paper Company Limited	Nova Scotia	49%
Cable One, Inc.	Delaware	100%
The Daily Herald Company	Washington	100%
El Tiempo Latino LLC	Delaware	100%
Express Publications Company, LCC	Delaware	100%
Greater Washington Publishing, Inc.	Delaware	100%
iCurrent, Inc.	Delaware	100%
Kaplan, Inc.	Delaware	99.44%
Kaplan Netherlands B.V.	The Netherlands	100%
Kaplan Holdings Limited	Hong Kong	100%
Kaplan Financial (HK) Limited	Hong Kong	100%
Kaplan Language Training (HK) Limited	Hong Kong	100%
Kaplan Institute Limited	Hong Kong	100%
Shanghai Kaplan Education Investment Consulting Co. Ltd.	China (PR)	100%
Kaplan Singapore Pte. Ltd	Singapore	100%
Kaplan Professional Learning Pte. Ltd	Singapore	100%
Kaplan Learning Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education (HK) Limited	Hong Kong	100%
Kaplan Higher Education Academy Pte. Ltd	Singapore	100%
Lotus Advertising Pte Ltd	Singapore	100%
Brightstar Investment and Education Joint Stock Company	Vietnam	49%
The Financial Training (Shanghai) Co., Ltd	China (PR)	100%
Shanghai Kai Bo Education Investment Management Co. Limited	China (PR)	85%	(a)
Shanghai Kai Chuang Educational Consulting Co. Ltd	China (PR)	85%
Zhejiang Kaplan Shinyway Education Investment Management Co. Ltd.	China (PR)	50%
Suzhou Overseas Education Training Centre	China (PR)	59.5%
Chongqing Shapingpa Kai Bo Education Training School	China (PR)	85%
Chengdu Kai Bo Training School	China (PR)	85%
Qingdao Kai Bo Education Investment Consulting Company	China (PR)	85%
Qingdao Kai Bo Foundation Education School	China (PR)	85%
Qingdao Kai Bo International Education Exchange	China (PR)	85%
Accountancy & Business College Holdings Limited	Ireland	100%	(b)
Accountancy & Business College (Ireland) Limited	Ireland	100%
Methley Limited	Ireland	100%
Kitagarth Services	Ireland	100%
European Business School (Ireland) Limited	Ireland	100%
LSB College Limited	Ireland	100%
The Dublin Business School Limited	Ireland	100%
Coxcourt Limited	Ireland	100%
Kidum Group Ltd.	Israel	100%
KPE LLC	Delaware	100%
EduNeering Holdings, Inc.	Delaware	100%
EduNeering Europe Limited	England & Wales	100%
Kaplan Test Prep and Admissions Limited	England & Wales	100%
Kaplan (Canada) Ltd.	Ontario	100%
U.S. CPA ExamPrep, Inc.	Ontario	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	99%	(c)
Education HR Services Mexico, S. de R.L. de C.V.	Mexico	99%	(c)
Kaplan English Colleges Pty Limited	Australia	100%
Kaplan Aspect Cairns Pty Limited	Australia	100%
Access Learning Institutes Pty Limited	Australia	100%
Kaplan Higher Education Corporation	Delaware	100%
Andon Colleges, Inc.	California	100%
DEST Education Corporation	California	100%
California Academy of Merchandising, Art & Design, Inc.	Delaware	100%
CHI Acquisition Corp.	Delaware	100%
Computer Hardware Service Company, Inc.	Pennsylvania	100%
Denver Acquisition Corp.	Delaware	100%
Educational Ventures (Texas), Inc.	Delaware	100%
Texas Educational Ventures, LLP	Texas	99%	(d)
Heritage-KHEC, Inc.	Nevada	100%
ICM Acquisition Corp.	Delaware	100%
Iowa College Acquisition Corp.	Delaware	100%
DF Institute, Inc.	Illinois	100%
J.Y. Monk Real Estate Training Center, Inc.	North Carolina	100%
Kaplan University PTY LTD	Australia	100%
KHEC-Albuquerque, Inc.	New Mexico	100%
MTSX Acquisition Corp.	Delaware	100%
Maric Learning Systems	California	100%
New Hampshire Acquisition Corp.	Delaware	100%
Hesser, Inc.	New Hampshire	100%
OIOPT Acquisition Corp.	Delaware	100%
Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%
Quest Ventures, LLC	Delaware	100%
RETS Acquisition Corp.	Massachusetts	100%
SACMD Acquisition Corp.	Delaware	100%
Sawyer-KHEC, Inc.	Indiana	100%
Sawyer College, Inc.	Indiana	100%
Scottsdale Educational Center for Allied Health Careers, Incorporated	Arizona	100%
Tesst-Kap, LLC	Delaware	100%
Thompson Education, LLC	Delaware	100%
Kaplan VC, LLC	Delaware	100%
Kaplan IT, Inc.	Georgia	100%
Kaplan IT Limited	England & Wales	100%
AtlanticLink Limited	England& Wales	100%
Kaplan IT (PTY) Limited	South Africa	100%
Kaplan Mexico Holdings, LLC	Delaware	100%
Kaplan (India) Private Limited	India	95.65%	(e)
Kaplan (PR) Inc.	Puerto Rico	100%
MG Prep, Inc.	New York	100%
Kaplan Test Prep International, Inc.	California	100%
Aspect Education, Inc.	California	100%
Kaplan Global Solutions, LLC	Delaware	100%
Aspect Education Sydney Pty Limited	Australia	100%
Aspect ILA Sydney Pty Limited	Australia	100%
Aspect ILA Perth Pty Limited	Australia	100%
International Language Academies Education (NZ) Limited	New Zealand	100%
ILA South Pacific Limited	New Zealand	100%
Kaplan U.K. Limited	England & Wales	100%
Aspect Education Limited	England & Wales	100%
Aspect (Beijing) Education Information Consulting Co. Ltd.	China (PR)	100%
Pacific Language Institute, Inc.	British Columbia	100%
Aspect Education UK Limited	England & Wales	100%
Aspect Educational Services Limited	England & Wales	100%
Aspect International Language Academies Limited	England & Wales	100%
Aspect International Language Schools Limited	Ireland	100%
Aspect Internationale Sprachschule GmbH	Germany	100%
Aspect Language Schools Limitada	Columbia	100%
Aspect Language Schools Limited	Switzerland	100%
Aspect S.A.R.L. France	France	100%
Aspect Education (Hong Kong) Limited	Hong Kong	100%
Kaplan International Colleges, C.A.	Venezuela	95%	(f)
Pro Linguis	Switzerland	100%
West of England Language Services Limited	England & Wales	100%
The Salisbury School of English Limited	England & Wales	100%
WELS (Australia) Pty Limited	Australia	100%
Kaplan International Holdings Limited	England & Wales	100%
Kaplan Higher Education Limited	England & Wales	100%
Tecnologias Servicios Logisticos y Aplicaciones, S.A.	Spain	100%
Soluciones Integrales de Formacion y Gestion Structuralia, S.A.	Spain	100%
Centro Especial para la Formacion e Integracion, S.L.	Spain	100%
Sociedad de Capacitacion Structuralia Chile Limitada	Chile	99%
Kaplan Financial Limited	England & Wales	100%
Altior Limited	England & Wales	100%
Altior Consulting & Training Limited	England & Wales	100%
Hawksmere Limited	England & Wales	100%
Holborn College Limited	England & Wales	100%
Kaplan International Colleges U.K. Limited	England & Wales	100%
Kaplan Colleges Private Limited	India	100%
Kaplan International Colleges (Private) Limited	Pakistan	100%
Kaplan Glasgow Limited	England & Wales	100%
Kaplan International Colleges Limited	Nigeria	100%
Kaplan Liverpool Limited	England & Wales	100%
Kaplan NT Limited	England & Wales	100%
Kaplan US Limited	England & Wales	100%
Kaplan International College London Limited	England & Wales	100%
Kaplan Brighton Limited	England & Wales	100%
Kaplan Law School Limited	England & Wales	100%
Kaplan Open Learning Limited	England & Wales	100%
Kaplan Open Learning (Essex) Limited	England & Wales	100%
Kaplan Publishing Limited	England & Wales	100%
Kaplan Professional Awards Limited	England & Wales	100%
Kaplan Australia Holdings Pty Limited	Australia	100%
Kaplan Australia Pty Limited	Australia	100%
Kaplan Carrick Pty Ltd.	Australia	100%
Carrick Institute of Education Pty Ltd.	Australia	100%
Carrick Higher Education Pty Ltd.	Australia	100%
CMC – Training at Work Pty Ltd.	Australia	100%
Carrick Education Group Pty Ltd.	Australia	100%
Asia Pacific Finance Institute Pty Ltd.	Australia	100%
Kaplan Higher Education Pty Limited	Australia	100%
AUFP Pty Ltd.	Australia	100%
Kaplan Business School Pty Limited	Australia	100%
Bradford College Australia Pty Ltd.	Australia	100%
Tribeca Learning Pty Limited	Australia	100%
Kaplan Education Pty Limited	Australia	100%
Franklyn Scholar Pty Ltd.	Australia	100%
FS Enterprise Pty Ltd.	Australia	100%
Brad Fenby & Associates Pty Ltd.	Australia	100%
Small Business Training Company Pty Limited	Australia	100%
Australian Learning Solutions Pty Ltd.	Australia	100%
TSA The Training Company Pty Ltd.	Australia	100%
Washington Post/Kaplan IC Limited Company	Cyprus	100%
Wise Tactic Holdings Limited	British Virgin Islands	85%
Post NW, LLC	New York	100%
Post-Newsweek Media, Inc.	Maryland	100%
Post-Newsweek Stations, Inc.	Delaware	100%
Post-Newsweek Stations, Florida, Inc.	Florida	100%
Post-Newsweek Stations, Houston, Inc.	Delaware	100%
Post-Newsweek Stations, Michigan, Inc.	Delaware	100%
Post-Newsweek Stations, Orlando, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio, Inc.	Delaware	100%
Robinson Terminal Warehouse Corporation	Delaware	100%
Social Code LLC	Delaware	100%
The Slate Group, LLC	Delaware	100%
WP Company LLC	Delaware	100%

(a)    Shanghai Kaplan Education Investment Consulting Co. Ltd also owns 45% stock in Shanghai Kai Bo Education Investment Management Co. Limited. The combined ownership of The Financial Training (Shanghai) Co., Ltd and Shanghai Kaplan Education Investment Consulting Co. Ltd in Shanghai Kai Bo Education Investment Management Co. Limited is 85%.

(b)    Coxcourt Limited also owns 43.11% voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan Netherlands B.V. and Coxcourt Limited in Accountancy & Business College Holdings Limited is 100%.

(c)    Kaplan Mexico Holdings, LLC also owns 1% stock in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S. de R.L. de C.V. The combined ownership of Kaplan, Inc. and Kaplan Mexico Holdings, LLC in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S. de R.L. de C.V. is 100%.

(d)    Quest Ventures, LLC is a Limited Partner of Texas Educational Ventures, LLP. The combined ownership of Educational Ventures (Texas), Inc. and Quest Ventures, LLC in Texas Educational Ventures, LLP is 100%.

(e)    Kaplan Colleges Private Limited also owns 4.35% stock in Kaplan (India) Private Limited. The combined ownership of Kaplan Mexico Holdings, LLC and Kaplan Colleges Private Limited in Kaplan (India) Private Limited is 100%.

(f)     Aspect Educational Services Limited also owns 5% stock in Kaplan International Colleges, C.A. The combined ownership of Aspect Educational Services Limited and Aspect Education Limited in Kaplan International Colleges, C.A. is 100%.

As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.